EXHIBIT (a)1(c)

                            MASON STREET FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

      Mason Street Funds, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      First: The Corporation is registered as an open-end company under the Investment Company Act of 1940 and has been continuously so registered since its operations began.

      Second: The third paragraph of Article FOURTH of the Articles of Incorporation of the corporation has been amended as follows: "Growth and Income Stock Fund" is changed to "Large Cap Core Stock Fund".

      Third: The board of directors of the Corporation at a meeting duly convened and held on November 7, 2002, adopted a resolution in which was set forth the foregoing amendment of the articles of incorporation, declaring that the said amendment of the articles of incorporation was advisable.

      IN WITNESS WHEREOF, Mason Street Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President, and attested and its corporate seal to be hereunder affixed by its Secretary, on January 21, 2003.

Attest:                               MASON STREET FUNDS, INC.


/S/ MERRILL C. LUNDBERG                   By:   /S/ EDWARD J. ZORE
-----------------------                   ------------------------
Merrill C. Lundberg, Secretary              Edward J. Zore, President

[Corporate Seal]


      The undersigned, President of Mason Street Funds, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                    /S/ EDWARD J. ZORE
                                    ------------------
                                    Edward J. Zore, President
                                    Mason Street Funds, Inc.